Exhibit 10.2

PERRIGO COMPANY PLC

NONQUALIFIED STOCK OPTION AGREEMENT

(Under the Perrigo Company plc 2019 Long-Term Incentive Plan)

TO:             Participant Name

RE:             Notice of Nonqualified Stock Option

This is to notify you that Perrigo Company plc (the “Company”) has granted you an Award under the Perrigo Company plc 2019 Long-Term Incentive Plan (the “Plan”), effective as of Grant Date (the “Grant Date”). This Award consists of a nonqualified stock option. The terms and conditions of this incentive are set forth in the remainder of this agreement (including any special terms and conditions set forth in any appendix for your country (“Appendix”) (collectively, the “Agreement”). The capitalized terms that are not otherwise defined in this Agreement shall have the meanings ascribed to such terms under the Plan.

SECTION 1

Nonqualified Stock Option

1.1    Grant of Option. As of the Grant Date, and subject to the terms and conditions of this Agreement and the Plan, the Company grants you a nonqualified stock option (the “Option”) to purchase Number of Awards Granted ordinary shares of the Company, nominal value €0.001 per share (“Ordinary Shares”), at a per share price of $ Grant Date FMV (the “Option Price”), which is equal to the Fair Market Value of such Ordinary Shares as of the Grant Date.

1.2    Timing and Duration of Exercise.

(a)    The Option shall vest with respect to the Shares awarded in Section 1.1 as follows following the Grant Date (each, a “Vesting Date”):                    , with the vesting of any fractional shares frontloaded to the first such Vesting Date; provided, however, that you continue in the service of the Company from the Grant Date through the applicable Vesting Date. Subject to the requirements of subsection (b) below, vested Shares may be exercised after the applicable Vesting Date. Notwithstanding the foregoing, any portion of the Option that has not vested or been forfeited previously shall immediately vest in full upon, and, subject to subsection (b) below, may be exercised in whole or in part after (1) your Termination Date if your Termination Date occurs by reason of a Termination without Cause or a Separation for Good Reason on or after a Change in Control (as defined in the Plan and as such definition may be amended hereafter) and prior to the two (2) year anniversary of the Change in Control, or (2) your death, Disability, or Retirement.

(b)    Except as provided below, the vested Option must be exercised by you, if at all, while you are providing service to the Company or one of its Affiliates or within three months following your Termination Date, but in no event after Expiration Date (the “Expiration Date”). If your Termination Date occurs by reason of your Retirement, death or Disability, the Option may thereafter be exercised by you, or in the event of your death, by your estate or your designated beneficiary, or in the event of your Disability, by you or your legal representative, at

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any time prior to the Expiration Date. If you die after your Termination Date and during the period in which the Option is exercisable, the right to exercise the Option during such period will be governed by Plan Section 12(d)(4). If your Termination Date occurs because of an Involuntary Termination for Economic Reasons, the terms of Plan Section 12(b)(2) shall apply; provided, however, that if your Termination Date occurs for a reason that is both described in this sentence and in subsection (a) above, the special vesting rules described in subsection (a) shall apply in lieu of the vesting rules described in Plan Section 12(b)(2).

Any portion of the Option that is not vested pursuant to this Section 1.2 as of your employment Termination Date will be forfeited immediately. If the Option is not exercised as to all of the vested shares covered by the Option within the applicable time period and in the manner provided herein, the Option will terminate and will not be exercisable thereafter. In no event may the Option be exercised after the Expiration Date.

(c)    As used in this Section 1.2, the following terms shall have the meanings set forth below:

(1) “Separation for Good Reason” means your voluntary resignation from the Company and the existence of one or more of the following conditions that arose without your consent: (i) a material change in the geographic location at which you are required to perform services, such that your commute between home and your primary job site increases by more than 30 miles, or (ii) a material diminution in your authority, duties or responsibilities or a material diminution in your base compensation or incentive compensation opportunities; provided, however, that a voluntary resignation from the Company shall not be considered a Separation for Good Reason unless you provide the Company with notice, in writing, of your voluntary resignation and the existence of the condition(s) giving rise to the separation within 90 days of its initial existence. The Company will then have 30 days to remedy the condition, in which case you will not be deemed to have incurred a Separation for Good Reason. In the event the Company fails to cure the condition within the 30 day period, your Termination Date shall occur on the 31st day following the Company’s receipt of such written notice.

(2) “Termination without Cause” means the involuntary termination of your employment or contractual relationship by the Company without Cause, including, but not limited to, (i) a termination effective when you exhaust a leave of absence during, or at the end of, a notice period under the Worker Adjustment and Retraining Notification Act (“WARN”), and (ii) a situation where you are on an approved leave of absence during which your position is protected under applicable law (e.g., a leave under the Family Medical Leave Act), you return from such leave, and you cannot be placed in employment or other form of contractual relationship with the Company.

1.3    Method of Exercise. The vested Option, or any part of it, shall be exercised by written notice directed to the President, Chief Financial Officer or Secretary of the Company at the Company’s principal office in Allegan, Michigan, or by using other notification permitted by the Company. Such notice must satisfy the following requirements:

(a)    The notice must state the Grant Date, the number of Ordinary Shares subject to the Option, the number of Ordinary Shares with respect to which Option is being

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exercised, the person in whose name the stock certificate or certificates for such Ordinary Shares is to be registered and the person’s address and Social Security number (or if more than one person, the names, addresses and Social Security numbers of such persons).

(b)    The notice shall be accompanied by check, bank draft, money order or other cash payment, or by delivery of a certificate or certificates, properly endorsed, for Ordinary Shares that you have held for at least six months and that are equivalent in Fair Market Value on the date of exercise to the Option Price (or any combination of cash and shares), in full payment of the Option Price for the number of shares specified in the notice.

(c)    The notice must be signed by the person or persons entitled to exercise the Option and, if the Option is being exercised by any person or persons other than you, be accompanied by proof, satisfactory to the Committee, of the right of such person or persons to exercise the Option.

(d)    The Company may implement procedures for the electronic exercise of this Option, in which case the vested portion of this Option shall be exercisable in accordance with such procedures.

SECTION 2

General Terms and Conditions

2.1    Nontransferability. The Award under this Agreement shall not be transferable other than by will or by the laws of descent and distribution. During your lifetime, the Option granted under this Agreement shall be exercisable only by you or by your guardian or legal representative in the event of your Disability.

2.2    No Rights as a Stockholder. You shall not have any rights as a stockholder with respect to any Ordinary Shares subject to the Option prior to the date of issuance to you of a certificate or certificates for such shares.

2.3    Cause Termination. If your Termination Date occurs for reasons of Cause, all of your rights under this Agreement, whether or not vested, shall terminate immediately.

2.4    Award Subject to Plan. The granting of the Award under this Agreement is being made pursuant to the Plan and the Award shall be exercisable only in accordance with the applicable terms of the Plan. The Plan contains certain definitions, restrictions, limitations and other terms and conditions all of which shall be applicable to this Agreement. ALL THE PROVISIONS OF THE PLAN ARE INCORPORATED HEREIN BY REFERENCE AND ARE MADE A PART OF THIS AGREEMENT IN THE SAME MANNER AS IF EACH AND EVERY SUCH PROVISION WERE FULLY WRITTEN INTO THIS AGREEMENT. Should the Plan become void or unenforceable by operation of law or judicial decision, this Agreement shall have no force or effect. Nothing set forth in this Agreement is intended, nor shall any of its provisions be construed, to limit or exclude any definition, restriction, limitation or other term or condition of the Plan as is relevant to this Agreement and as may be specifically applied to it by the Committee. In the event of a conflict in the provisions of this Agreement and the Plan, as a rule of construction the terms of the Plan shall be deemed superior and apply.

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2.5    Adjustments in Event of Change in Ordinary Shares. In the event of a stock split, stock dividend, recapitalization, reclassification or combination of shares, merger, sale of assets or similar event, the number and kind of shares subject to Award under this Agreement, and the exercise price thereof, will be appropriately adjusted in an equitable manner to prevent dilution or enlargement of the rights granted to or available for you.

2.6    Acknowledgment. The Company and you agree that the Option is granted under and governed by the Notice of Grant, this Agreement (including the Appendix, if applicable) and by the provisions of the Plan (incorporated herein by reference). You: (i) acknowledge receipt of a copy of each of the foregoing documents, (ii) represent that you have carefully read and are familiar with their provisions, and (iii) hereby accept the Option subject to all of the terms and conditions set forth herein and those set forth in the Plan and the Notice of Grant.

2.7    Taxes and Withholding.

(a)    Withholding (Only Applicable to Individuals Subject to U.S. Tax Laws). This Award is subject to the withholding of all applicable taxes. The Company may withhold, or permit you to remit to the Company, any Federal, state or local taxes applicable to the grant, vesting or other event giving rise to tax liability with respect to this Award. If you have not remitted the full amount of applicable withholding taxes to the Company by the date the Company is required to pay such withholding to the appropriate taxing authority (or such earlier date that the Company may specify to assist it in timely meeting its withholding obligations), the Company shall have the unilateral right to withhold Ordinary Shares relating to this Award in the amount it determines is sufficient to satisfy the tax withholding required by law. State taxes will be withheld at the appropriate rate set by the state in which you are employed or were last employed by the Company. In no event may the number of shares withheld exceed the number necessary to satisfy the maximum Federal, state and local income and employment tax withholding requirements. You may elect to surrender previously acquired Ordinary Shares or to have the Company withhold Ordinary Shares relating to this Award in an amount sufficient to satisfy all or a portion of the tax withholding required by law.

(b)    Responsibility for Taxes (Only Applicable to Individuals Subject to Tax Laws Outside the U.S.) Regardless of any action the Company or, if different, the Affiliate employing or retaining you takes with respect to any or all income tax, social insurance, payroll tax, payment on account or other tax-related items related to your participation in the Plan and legally applicable to you (“Tax-Related Items”), you acknowledge that the ultimate liability for all Tax-Related Items is and remains your responsibility and may exceed the amount actually withheld by the Company or the Affiliate employing or retaining you. You further acknowledge that the Company and/or the Affiliate employing or retaining you (1) make no representations or undertakings regarding the treatment of any Tax-Related Items in connection with any aspect of the Option, including, but not limited to, the grant, vesting or exercise of the Option, the subsequent sale of Ordinary Shares acquired pursuant to such exercise and the receipt of any dividends; and (2) do not commit to and are under no obligation to structure the terms of the grant or any aspect of the Option to reduce or eliminate your liability for Tax-Related Items or

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achieve any particular tax result. Further, if you have become subject to tax in more than one jurisdiction between the Grant Date and the date of any relevant taxable event, as applicable, you acknowledge that the Company and/or the Affiliate employing or retaining you (or formerly employing or retaining you, as applicable) may be required to withhold or account for Tax-Related Items in more than one jurisdiction.

(1)     Prior to any relevant taxable or tax withholding event, as applicable, you will pay or make adequate arrangements satisfactory to the Company and/or the Affiliate employing or retaining you to satisfy all Tax-Related Items. In this regard, you authorize the Company and/or the Affiliate employing or retaining you, or their respective agents, at their discretion, to satisfy the obligations with regard to all Tax-Related Items by one or a combination of the following:

(A)    withholding from your wages or other cash compensation paid to you by the Company and/or the Affiliate employing or retaining you; or

(B)    withholding from proceeds of the sale of Ordinary Shares acquired upon exercise of the Option either through a voluntary sale or through a mandatory sale arranged by the Company (on your behalf pursuant to this authorization); or

(C)    withholding in Ordinary Shares to be issued upon exercise of the Option.

(2)    To avoid negative accounting treatment, the Company may withhold or account for Tax-Related Items by considering applicable statutory withholding amounts or other applicable withholding rates. If the obligation for Tax-Related Items is satisfied by withholding in Ordinary Shares, for tax purposes, you are deemed to have been issued the full number of Ordinary Shares subject to the exercised Option, notwithstanding that a number of the Ordinary Shares are held back solely for the purpose of paying the Tax-Related Items.

(3)    Finally, you shall pay to the Company or the Affiliate employing or retaining you any amount of Tax-Related Items that the Company or the Affiliate employing or retaining you may be required to withhold or account for as a result of your participation in the Plan that cannot be satisfied by the means previously described. The Company may refuse to issue or deliver the Ordinary Shares or the proceeds of the sale of Ordinary Shares, if you fail to comply with your obligations in connection with the Tax-Related Items.

2.8    Compliance with Applicable Law. The issuance of Ordinary Shares will be subject to and conditioned upon compliance by the Company and you, including any written representations, warranties and agreements as the Administrator may request of you for compliance with all (i) applicable U.S. state and federal laws and regulations, (ii) applicable laws of the country where you reside pertaining to the issuance or sale of Ordinary Shares, and (iii) applicable requirements of any stock exchange or automated quotation system on which the Company’s Ordinary Shares may be listed or quoted at the time of such issuance or transfer. Notwithstanding any other provision of this Agreement, the Company shall have no obligation to issue any Ordinary Shares under this Agreement if such issuance would violate any applicable law or any applicable regulation or requirement of any securities exchange or similar entity.

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2.9    Data Privacy.

(a)    U.S. Data Privacy Rules (Only Applicable if this Award is Subject to U.S. Data Privacy Laws). By entering into this Agreement and accepting this Award, you (a) explicitly and unambiguously consent to the collection, use and transfer, in electronic or other form, of any of your personal data that is necessary to facilitate the implementation, administration and management of the Award and the Plan, (b) understand that the Company may, for the purpose of implementing, administering and managing the Plan, hold certain personal information about you, including, but not limited to, your name, home address and telephone number, date of birth, social insurance number or other identification number, salary, nationality, job title, and details of all awards or entitlements to Shares granted to you under the Plan or otherwise (“Personal Data”), (c) understand that Personal Data may be transferred to any third parties assisting in the implementation, administration and management of the Plan, including any broker with whom the Shares issued upon vesting or exercise of the Award may be deposited, and that these recipients may be located in your country or elsewhere, and that the recipient’s country may have different data privacy laws and protections than your country, (d) waive any data privacy rights you may have with respect to the data, and (e) authorize the Company, its Affiliates and its agents, to store and transmit such information in electronic form.

(b)    Non-U.S. Data Privacy Rules (Only Applicable if this Award is Subject to Data Privacy Laws Outside of the U.S.)

(1)    By entering into this Agreement and accepting this Award, you hereby explicitly and unambiguously consent to the collection, use and transfer, in electronic or other form, of your personal data as described in this Agreement and any other Option grant materials by and among, as applicable, the Affiliate employing or retaining you, the Company and its Affiliates for the exclusive purpose of implementing, administering and managing your participation in the Plan.

(2)    You understand that the Company and the Affiliate employing or retaining you may hold certain personal information about you, including, but not limited to, your name, home address and telephone number, date of birth, social insurance number or other identification number, salary, nationality, job title, any Ordinary Shares or directorships held in the Company, details of Option or any other entitlement to Ordinary Shares awarded, canceled, exercised, vested, unvested or outstanding in your favor, for the exclusive purpose of implementing, administering and managing the Plan (“Data”).

(3)    You understand that Data will be transferred to legal counsel or a broker or such other stock plan service provider as may be selected by the Company in the future, which is assisting the Company with the implementation, administration and management of the Plan. You understand that the recipients of the Data may be located in the United States or elsewhere, and that the recipients’ country (e.g., the United States) may have different data privacy laws and protections than your country of residence. You understand that if you reside outside the United States, you may request a list with the names and addresses of any potential

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recipients of the Data by contacting your local or Company human resources representative. You authorize the Company and any other possible recipients which may assist the Company (presently or in the future) with implementing, administering and managing the Plan to receive, possess, use, retain and transfer the Data, in electronic or other form, for the sole purpose of implementing, administering and managing your participation in the Plan. You understand that Data will be held only as long as is necessary to implement, administer and manage your participation in the Plan. You understand that if you reside outside the United States, you may, at any time, view Data, request additional information about the storage and processing of Data, require any necessary amendments to Data or refuse or withdraw the consents herein, in any case without cost, by contacting in writing your local or Company human resources representative. You understand, however, that refusing or withdrawing your consent may affect your ability to participate in the Plan. For more information on the consequences of your refusal to consent or withdrawal of consent, you understand that you may contact your local or Company human resources representative.

2.10    Successors and Assigns. This Agreement shall be binding upon any or all successors and assigns of the Company.

2.11    Applicable Law. This Agreement shall be governed by and construed and enforced in accordance with the applicable Code provisions to the maximum extent possible and otherwise by the laws of the State of Michigan without regard to principals of conflict of laws, provided that if you are a foreign national or employed outside the United States, this Agreement shall be governed by and construed and enforced in accordance with applicable foreign law to the extent that such law differs from the Code and Michigan law. Any proceeding related to or arising out of this Agreement shall be commenced, prosecuted or continued in the Circuit Court in Kent County, Michigan located in Grand Rapids, Michigan or in the United Stated District Court for the Western District of Michigan, and in any appellate court thereof.

2.12    Repayment of Option Gain/Forfeiture of Options. If the Company, as a result of misconduct, is required to prepare an accounting restatement due to material noncompliance with any financial reporting requirement under the securities laws, then (a) if your equity compensation is subject to automatic forfeiture due to such misconduct and restatement under Section 304 of the Sarbanes-Oxley Act of 2002, or (b) the Committee determines you either knowingly engaged in or failed to prevent the misconduct, or your actions or inactions with respect to the misconduct and restatement constituted gross negligence, you shall (i) be required to reimburse the Company for any gain associated with any Option exercised during the twelve month period following the first public issuance or filing with the SEC (whichever first occurred) of the financial document embodying such financial reporting requirement, and (ii) any outstanding Options shall be immediately forfeited. In addition, Ordinary Shares acquired through the exercise of Options, and any gains or profits on the sale of such Ordinary Shares, shall be subject to any “clawback” or recoupment policy later adopted by the Company.

2.13    Special Rules for Non-U.S. Grantees (Only Applicable if You Reside Outside of the U.S.)

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(a)    Nature of Grant. In accepting the grant, you acknowledge, understand and agree that:

(1)    the Plan is established voluntarily by the Company, it is discretionary in nature and it may be modified, amended, suspended or terminated by the Company at any time, except as otherwise provided in the Plan.

(2)    the grant of the Option is voluntary and occasional and does not create any contractual or other right to receive future Option grants, or benefits in lieu of the Option, even if the Option has been granted repeatedly in the past;

(3)    all decisions with respect to future Option grants, if any, will be at the sole discretion of the Company;

(4)    you are voluntarily participating in the Plan;

(5)    the Option and the Ordinary Shares subject to the Option are an extraordinary item and which is outside the scope of your employment or service contract, if any;

(6)    the Option and the Ordinary Shares subject to the Option are not intended to replace any pension rights or compensation;

(7)    the Option and the Ordinary Shares subject to the Option are not part of normal or expected compensation for purposes of calculating any severance, resignation, termination, redundancy, dismissal, end of service payments, bonuses, long-service awards, pension or retirement or welfare benefits or similar payments and in no event should be considered as compensation for, or relating in any way to, past services for the Company, the Affiliate employing or retaining you or any other Affiliate;

(8)    the grant and your participation in the Plan will not be interpreted to form an employment or service contract with the Company or any Affiliate;

(9)    the future value of the underlying Ordinary Shares is unknown, indeterminable and cannot be predicted with certainty;

(10)    no claim or entitlement to compensation or damages shall arise from forfeiture of the Option resulting from your Termination Date (for any reason whatsoever, whether or not later found to be invalid and whether or not in breach of employment laws in the jurisdiction where you are employed or rendering services, or the terms of your employment agreement, if any), and in consideration of the grant of the Option to which you are otherwise not entitled, you irrevocably agree never to institute any claim against the Company or the Affiliate employing or retaining you, waive your ability, if any, to bring any such claim, and release the Company and the Affiliate employing or retaining you from any such claim; if, notwithstanding the foregoing, any such claim is allowed by a court of competent jurisdiction, then, by participating in the Plan, you shall be deemed irrevocably to have agreed not to pursue such claim and agree to execute any and all documents necessary to request dismissal or withdrawal of such claim; and

(11)    you acknowledge and agree that neither the Company, the Affiliate employing or retaining you nor any other Affiliate shall be liable for any foreign exchange rate fluctuation between the currency of the country in which you reside and the United States Dollar that may affect the value of the Option or of any amounts due to you pursuant to the settlement of the Option or the subsequent sale of any Ordinary Shares acquired upon settlement.

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(b)    Appendix. Notwithstanding any provisions in this Agreement, the Option grant shall be subject to any special terms and conditions set forth in any Appendix to this Agreement for your country. Moreover, if you relocate to one of the countries included in the Appendix, the special terms and conditions for such country will apply to you, to the extent the Company determines that the application of such provisions is necessary or advisable in order to comply with laws of the country where you reside or to facilitate the administration of the Plan. If you relocate to the United States, the special tersm and conditions in the Appendix will apply, or cease to apply, to you, to the extent the Company determines that the application or otherwise of such provisions is necessary or advisable in order to facilitate the administration of the Plan. The Appendix constitutes part of this Agreement.

(c)    Imposition of Other Requirements. The Company reserves the right to impose other requirements on your participation in the Plan, on the Option and on any Ordinary Shares acquired under the Plan, to the extent the Company determines it is necessary or advisable in order to comply with laws of the country where you reside or to facilitate the administration of the Plan, and to require you to sign any additional agreements or undertakings that may be necessary to accomplish the foregoing.

****

We look forward to your continuing contribution to the growth of the Company. Please acknowledge your receipt of the Plan and this Award.

Very truly yours,

Print Name:

Title:

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APPENDIX

PERRIGO COMPANY PLC

Additional Terms and Provisions to Nonqualified Stock Option Agreement

Terms and Conditions

This Appendix (the “Appendix”) includes additional terms and conditions that govern the nonqualified stock option (“Option”) granted to you under the Plan if you reside in one of the countries listed below. Certain capitalized terms used but not defined in this Appendix have the meanings set forth in the Plan and/or the Agreement. The Award will not create any entitlement to receive any similar benefit in the future.

Notifications

This Appendix also includes country-specific information of which you should be aware with respect to your participation in the Plan. The information is based on the securities, exchange control and other laws in effect in the respective countries as of January 2019. Such laws are often complex and change frequently. As a result, the Company strongly recommends that you do not rely on the information noted herein as the only source of information relating to the consequences of your participation in the Plan because the information may be out of date at the time that your stock options vest, or are exercised and Ordinary Shares are issued to you or when you sell Ordinary Shares acquired under the plan.

In addition, the information is general in nature and may not apply to your particular situation, and the Company is not in a position to assure you of any particular result. Accordingly, you are advised to seek appropriate professional advice as to how the relevant laws in your country may apply to your particular situation. Finally, please note that if you are a citizen or resident of a country other than the country in which you are currently working, or transfers employment after grant, the information contained in the Appendix may not be applicable.

Australia

Important Notice

Any advice given by or on behalf of the Company, or any member of the Company’s group, in relation to securities or financial products offered under the Plan does not take into account your objectives, financial situation and needs. You should consider obtaining your own financial product advice from a person who is licensed by the Australian Securities and Investments Commission to give such advice.

Information to be provided under ASIC Class Order 14/1000

A copy of the terms of the Plan will be provided to you with this Agreement.

Notwithstanding the terms of the Plan, no offers of Options may be made under the Plan to you if you do not fall within the definition of ‘eligible participant’ within ASIC Class Order 14/1000.

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The Option represents the right to receive a number of Ordinary Shares as specified in this Agreement, subject to the relevant vesting conditions being met, or otherwise waived, in accordance with the Plan, and you exercising your vested Option in the manner set out in this Agreement and the Plan.

The Option will be issued for nil consideration. Upon exercise of your Option you will be required to pay the Option Price (as specified in this Agreement) for each of the Ordinary Shares to which you are entitled. The Option Price is quoted in this Agreement in US dollars. To determine the AUS dollar equivalent of the Option Price at a given time, you can either:

•	use the prevailing exchange rate published by the Commonwealth Bank of Australia (Prevailing Exchange Rate); or

•	contact your local Human Resources representative who will advise you of the Option Price in equivalent Australian dollars, as soon as possible following receipt of any request for such information.

Your responsibility for any taxes is as set out in the terms of the Plan and this Agreement.

The Company will not provide you with any loans or financial assistance under the Plan in connection with the offer of the Option.

The Option and the Ordinary Shares issued or transferred to you under the Plan will not be held, on your behalf, by a trustee/nominee.

The indicative daily price of the Ordinary Shares on the New York Stock Exchange (NYSE), quoted in US dollars, is available on the Company’s website at http://perrigo.investorroom.com/stock-information. The Ordinary Shares are also quoted on the NASDAQ Stock Market (NASDAQ) (refer to NASDAQ’s website at http://www.nasdaq.com/symbol/prgo).

The Australian dollar equivalent of the Ordinary Shares can be determined using the Prevailing Exchange Rate. Alternatively, the Company will advise you of the price of its Ordinary Shares (in equivalent Australian dollars) as soon as possible following receipt of any request for such information. This information may be obtained by you by contacting your local Human Resources representative.

Before accepting an offer to be granted the Option, you should satisfy yourself that you have a sufficient understanding of the risks set out below and should consider if the Option is a suitable investment for you, having regard to your own investment objectives, financial circumstances and taxation position:

(a)	the vesting conditions for your Option may not be satisfied for reasons beyond the Company and your control;

(b)	you are not permitted to transfer your Option unless permitted under this Agreement and the Plan;

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(c)	if your Option vests and you subsequently receive Ordinary Shares:

(i)

the value of those Ordinary Shares may rise and fall according to investor sentiment, general economic conditions and outlook, international and local stock markets, employment, inflation, interest rates, government policy, taxation and regulation; and

(ii)

there is no guarantee that an active trading market for the Ordinary Shares will exist or that the price of the Ordinary Shares will increase. There may be relatively few potential buyers or sellers of the Ordinary Shares on the NYSE, NASDAQ, TASE or any other applicable market at any time and this may increase the volatility of the market price of the shares. It may also affect the prevailing market price at which you may be able to sell your Ordinary Shares.

Please note that the above risks are only general risks of acquiring and holding an Option under the Plan. It does not purport to list every risk that may be associated with the Plan now or in the future.

If you acquire Ordinary Shares following exercise of your Option and you offer those shares for sale to a person or entity resident in Australia, then that offer may be subject to disclosure requirements under Australian law. You should obtain legal advice on your disclosure obligations prior to making any such offer.

If at the time of vesting, the Company determines that it is not legal under Australian securities laws to issue or transfer the Ordinary Shares, the outstanding Option will be cancelled and no shares will be issued or transferred to you nor will any benefits in lieu of shares be paid to you.

Exchange Control Information. Exchange control reporting is required for payments equal to or exceeding AUD10,000 made to a foreign individual or entity. This reporting is generally done automatically by the financial institution making the transfer.

Austria

Notifications

Exchange Control Information. If you hold Ordinary Shares outside of Austria, you must submit a report to the Austrian National Bank. An exemption applies if the value of the shares as of any given quarter does not exceed €30,000,000 or as of December 31 does not exceed €5,000,000. If the former threshold is exceeded, quarterly obligations are imposed, whereas if the latter threshold is exceeded, annual reports must be given. The annual reporting date is as of December 31 and the deadline for filing the annual report is March 31 of the following year. If quarterly obligations are imposed, the reporting date is the end of each quarter and the deadline for filing the report is the 15th of the month following.

When shares are sold, there may be exchange control obligations if the cash received is held outside Austria. If the transaction volume of all your accounts abroad exceeds €10,000,000, the movements and balances of all accounts must be reported monthly, as of the last day of the month, on or before the fifteenth day of the following month with the form “Meldungen SI-Forderungen und/oder SI-Verpflichtungen.”

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Belgium

Notifications

Tax Information. If you accept this Agreement within sixty (60) days of the date that the material terms of the grant are communicated to you in writing (“Offer Date”), you will be subject to tax on the 60th day following the Offer Date. If you accept this Agreement later than sixty (60) days after the Offer Date but before the options expire, you will be subject to tax when you exercise your Option.

Foreign Asset/Account Reporting Information. You are required to report any security or bank accounts (including brokerage accounts) you maintain outside of Belgium on your annual tax return. In a separate report, you are required to provide the National Bank of Belgium with certain details regarding such foreign accounts (including the account number, bank name and country in which any such account was opened). This report, as well as additional information on how to complete it, can be found on the website of the National Bank of Belgium, www.nbb.be, under Kredietcentrales / Centrales des crédits caption.

Bermuda

Terms and Conditions

The Award Agreement is not subject to and has not received approval from the Bermuda Monetary Authority and the Registrar of Companies in Bermuda, and no statement to the contrary, explicit or implicit, is authorized to be made in this regard. The securities may be offered or sold in Bermuda only in compliance with the provisions of the Investment Business Act 2003 of Bermuda.

Brazil

Terms and Conditions

Labor Law Acknowledgment. You agree that, for all legal purposes, (i) the benefits provided under the Plan are the result of commercial transactions unrelated to your employment; (ii) the Plan is not a part of the terms and conditions of your employment; and (iii) the income from the Option, if any, is not part of your remuneration from employment.

Notifications

Compliance with Law. By accepting the Option, you agree to comply with Brazilian law when the Option is exercised and the shares are sold. You also agree to report and pay any and all taxes associated with the exercise of the Option, the sale of the Option acquired pursuant to the Plan, and the receipt of any dividends.

Exchange Control Information. If you are a resident or domiciled in Brazil and hold assets and rights outside Brazil with an aggregate value exceeding US$100,000, you will be required to prepare and submit to the Central Bank of Brazil an annual declaration of such assets and rights. Assets and rights that must be reported include the Option. If you engage in a cash exercise, you should contact your bank to determine the appropriate documentation to be completed to effect a transfer of currency outside of Brazil for the purchase of Shares.

(Employee Univ NQSO)	Page 13 of 25

Czech Republic

Notifications

Exchange Control Information. The Czech National Bank may require you to report the Option and or Ordinary Shares received and the opening and maintenance of a foreign account. However, because exchange control regulations change frequently and without notice, you should consult your personal legal advisor prior to the exercise of the Option to ensure your compliance with current regulations. It is your responsibility to comply with applicable Czech exchange control laws.

Estonia

No country specific provisions.

Finland

No country specific provisions.

France

Terms and Conditions

Consent to Receive Information in English. By accepting the Option, you confirm having read and understood the Plan and the Agreement, which were provided in the English language. You accept the terms of those documents accordingly.

En acceptant cette attribution gratuite d’actions, vous confirmez avoir lu et comprenez le Plan et ce Contrat, incluant tous leurs termes et conditions, qui ont été transmis en langue anglaise. Vous acceptez les dispositions de ces documents en connaissance de cause.

Notifications

Tax Reporting Information. If you hold Ordinary Shares outside of France or maintain a foreign bank account, you are required to report such to the French tax authorities when you file your annual tax return.

Tax Information. The Options are not intended to qualify as a French tax qualified stock options under French tax law.

Foreign Asset/Account Reporting Information. If you are a French resident and hold cash or shares of Common Stock outside of France, you must declare all foreign bank and brokerage accounts (including any accounts that were opened or closed during the tax year) on an annual basis on a special form, No. 3916, together with your income tax return. Further, if you are a French resident with foreign account balances exceeding €1,000,000, you may have additional monthly reporting obligations.

(Employee Univ NQSO)	Page 14 of 25

Germany

Notifications

Exchange Control Information. Cross-border payments in excess of €12,500 must be reported monthly to the German Federal Bank. If you use a German bank to transfer a cross-border payment in excess of €12,500 in connection with the sale of shares acquired under the Plan, the bank will make the report for you. In addition, you must report any receivables, payables, or debts in foreign currency exceeding an amount of €5,000,000 on a monthly basis.

Greece

Notifications

Exchange Control Information. If you withdraw funds in excess of €15,000 from a bank in Greece to exercise your Option and remit those funds out of Greece, you may be required to submit certain documentation/ information to the Greek bank to ensure that the transfer is not in violation of Greek anti-money laundering rules.

Hungary

No country specific provisions.

India

Notifications

Exchange Control Notification. You must repatriate all proceeds received from the sale of the shares to India within 90 days after sale. You will receive a foreign inward remittance certificate (“FIRC”) from the bank where you deposit the foreign currency. You should maintain the FIRC as evidence of the repatriation of funds in the event that the Reserve Bank of India or the employer requests proof of repatriation.

Tax Information. The amount subject to tax at exercise will partially be dependent upon a valuation that the Company or your employer will obtain from a Merchant Banker in India. Neither the Company nor your employer has any responsibility or obligation to obtain the most favorable valuation possible, nor obtain valuations more frequently than required under Indian tax law.

Foreign Asset/Account Reporting Information. You are required to declare in your annual tax return (a) any foreign assets held by you (e.g., Ordinary Shares acquired under the Plan and, possibly, the Award), and (b) any foreign bank accounts for which you have signing authority.

Ireland

Notifications

Director Notification Obligation. If you are a director, shadow director or secretary of the Company’s Irish Subsidiary or Affiliate, you must notify the Irish Subsidiary or Affiliate in writing within five business days of receiving or disposing of an interest exceeding 1% in the

(Employee Univ NQSO)	Page 15 of 25

Company (e.g., Option, shares, etc.), or within five business days of becoming aware of the event giving rise to the notification requirement or within five days of becoming a director or secretary if such an interest exists at the time. This notification requirement also applies with respect to the interests of a spouse or children under the age of 18 (whose interests will be attributed to the director, shadow director or secretary).

Terms and Conditions

Data Privacy. All references in Section 2.9 of the Agreement to data privacy shall be deleted in their entirety.

Israel

Type of Grant	☐ Capital Gain Award (“CGA”)
☐ Ordinary Income Award (“OIA”)
☐ 3(i) Award
☐ Unapproved 102 Award

Terms and Conditions

Trust. All Approved 102 Awards shall be held in trust by a trustee designated by the Company (“Trustee”) or shall be supervised by the Trustee in accordance with the instructions set forth by the Israeli Tax Authority (“ITA”), for the requisite lockup period prescribed by the Ordinance and the regulations promulgated thereunder, or such other period as may be required by the ITA, during which period Awards or Ordinary Shares issued thereunder, and all rights resulting from them, including bonus shares, must be held or supervised by the Trustee in accordance with the instructions set forth by the ITA. The Trustee shall not release any Approved 102 Awards, Ordinary Shares issued upon the exercise of any Approved 102 Awards, or any rights, including bonus shares, resulting from such Approved 102 Awards or Ordinary Shares, prior to the full payment of your tax liability. The Trustee or the Israeli Affiliate shall withhold any applicable taxes in accordance with Section 102 or any applicable tax ruling obtained by the Company.

Without derogating from the foregoing, if your Options do not qualify as Approved 102 Awards the Company may still at it sole discretion deposit your Options in trust to ensure that taxes are properly withheld.

You hereby release the Trustee from any liability in respect of any action or decision duly taken and executed in good faith in relation to any Options or Ordinary Shares issued to you thereunder.

Tax. Without derogating from Section 2.7(b) above, you hereby agree to indemnify the Company and/or its Affiliates and/or the Trustee and hold them harmless against and from any and all liability for all such tax or interest or penalty thereon, including without limitation, liabilities relating to the necessity to withhold, or to have withheld, any such tax from any payment made to you.

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Compliance with Law. By accepting the Options, you agree to comply with the provisions of Section 102 and the regulations and rules promulgated thereunder or any tax ruling to be obtained by the Company in connection with your Options.

Italy

Terms and Conditions

Data Privacy Notice. The following provision supplements the terms in the Agreement:

You understand that your employer and/or the Company may hold certain personal information about you, including, but not limited to, your name, home address and telephone number, date of birth, social security number (or any other social or national identification number), salary, nationality, job title, number of shares held and the details of all Options or any other entitlement to shares awarded, cancelled, exercised, vested, unvested or outstanding (the “Data”) for the purpose of implementing, administering and managing your participation in the Plan. You are aware that providing the Company with the Data is necessary for the performance of this Agreement and that your refusal to provide such Data would make it impossible for the Company to perform its contractual obligations and may affect your ability to participate in the Plan.

The “Controller” of personal data processing is Perrigo Company, plc, with registered offices at Allegan, Michigan USA, and, pursuant to D.lgs 196/2003, its representative in Italy is Perrigo Italia Srl with its registered address at Viale Castello della Magliana 18, 00148 Rome, Italy. You understand that the Data may be transferred to the Company or any of its subsidiaries or affiliates, or to any third parties assisting in the implementation, administration and management of the Plan, including any transfer required to a broker or other third party with whom shares acquired pursuant to the exercise of the Option or cash from the sale of shares acquired pursuant to the Plan may be deposited. Furthermore, the recipients that may receive, possess, use, retain and transfer such Data for the above mentioned purposes may be located in Italy or elsewhere, including outside of the European Union and that the recipients’ country (e.g., the United States) may have different data privacy laws and protections than Italy. The processing activity, including the transfer of your personal data abroad, outside of the European Union, as herein specified and pursuant to applicable laws and regulations, does not require your consent thereto as the processing is necessary for the performance of contractual obligations related to the implementation, administration and management of the Plan. You understand that Data processing relating to the purposes above specified shall take place under automated or non-automated conditions, anonymously when possible, that comply with the purposes for which Data are collected and with confidentiality and security provisions as set forth by applicable laws and regulations, with specific reference to D.lgs. 196/2003.

You understand that Data will be held only as long as is required by law or as necessary to implement, administer and manage your participation in the Plan. You understand that pursuant to art.7 of D.lgs 196/2003, you have the right, including but not limited to, access, delete, update, request the rectification of your personal Data and cease, for legitimate reasons, the Data processing. Furthermore, you are aware that your Data will not be used for direct marketing purposes.

(Employee Univ NQSO)	Page 17 of 25

Plan Document Acknowledgment. In accepting the Option, you acknowledge that you have received a copy of the Plan and the Agreement and have reviewed the Plan and the Agreement, including this Appendix, in their entirety and fully understand and accept all provisions of the Plan and the Agreement, including this Appendix.

Notifications

Tax/Exchange Control Information. You are required to report on your annual tax return: (a) any transfers of cash or shares to or from Italy; (b) any foreign investments or investments (including the Ordinary Shares issued at exercise of the Option, cash or proceeds from the sale of shares acquired under the Plan) held outside of Italy, if the investment may give rise to income in Italy (this will include reporting the Ordinary Shares issued at exercise of the Option if the fair market value of such Ordinary Shares combined with other foreign assets); and (c) the amount of the transfers to and from abroad which have had an impact during the calendar year on your foreign investments or investments held outside of Italy. You are exempt from the formalities in (a) if the investments are made through an authorized broker resident in Italy, as the broker will comply with the reporting obligation on your behalf.

Kazakhstan

Notifications

Exchange Control Information. Exchange control rules change frequently and you should consult your personal advisor to determine whether you are required to report the acquisition of shares of a foreign company to the National Bank of Kazakhstan.

Latvia

No country specific provisions.

Lithuania

No country specific provisions.

Luxembourg

Notifications

Exchange Control Information. You are required to report any inward remittances of funds to the Banque Central de Luxembourg and/or the Service Central de La Statistique et des Etudes Economiques. If a Luxembourg financial institution is involved in the transaction, it generally will fulfill the reporting obligation on your behalf.

Mexico

Terms and Conditions

Modification. By accepting the Option, you understand and agree that any modification of the Plan or the Agreement or its termination shall not constitute a change or impairment of the terms and conditions of employment.

(Employee Univ NQSO)	Page 18 of 25

Plan Document Acknowledgment. By accepting the award of the Option, you acknowledge that you have received copies of the Plan, have reviewed the Plan and the Agreement in their entirety and fully understand and accept all provisions of the Plan and the Agreement.

In addition, by signing the Agreement, you further acknowledge that you have read and specifically and expressly approve the terms and conditions in the Agreement, in which the following is clearly described and established:

(i)	Participation in the Plan does not constitute an acquired right;

(ii)	The Plan and participation in the Plan is offered by the Company on a wholly discretionary basis;

(iii)	Participation in the Plan is voluntary; and

(iv)	The Company and any Parent, Subsidiary or Affiliates are not responsible for any decrease in the value of the shares underlying the options.

Labor Law Acknowledgement and Policy Statement. In accepting the Options, you expressly recognize the Company is solely responsible for the administration of the Plan and that your participation in the Plan and acquisition of Ordinary Shares does not constitute an employment relationship between you and the Company since you are participating in the Plan on a wholly commercial basis and on a wholly commercial basis and your sole employer is Perrigo de Mexico S.A. De C.V. (“Perrigo Mexico”). Based on the foregoing, you expressly recognize that the Plan and the benefits that you may derive from participation in the Plan do not establish any rights between you and your employer, Perrigo Mexico, and do not form part of the employment conditions and/or benefits provided by Perrigo Mexico and any modification of the Plan or its termination shall not constitute a change or impairment of the terms and conditions of your employment.

You further understand that your participation in the Plan is as a result of a unilateral and discretionary decision of the Company; therefore, the Company reserves the absolute right to amend and/or discontinue your participation at any time without any liability to you.

Finally, you hereby declare that you do not reserve any action or right to bring any claim against the Company for any compensation or damages as a result of your participation in the Plan and therefore grant a full and broad release to the Employer, the Company and any Parent, Subsidiary or Affiliates with respect to any claim that may arise under the Plan.

Spanish Translation

Modificación. Al aceptar las Opciones de Acción (las Opciones) usted entiende y esta de acuerdo que cualquier modificación del plan o del acuerdo o su terminación no constituirá un cambio o detrimento de los términos y condiciones de su empleo.

Confirmación del Documento del Plan. Al aceptar el otorgamiento de las Opciones, usted reconoce que ha recibido copias y ha revisado dicho acuerdo en su totalidad y que ha entendido y aceptado completamente todas las disposiciones contenidas en el Plan y en el Acuerdo.

(Employee Univ NQSO)	Page 19 of 25

Adicionalmente, al firmar el acuerdo, usted reconoce que ha leído, y aprobado de manera específica y expresa los términos y condiciones en el acuerdo en el que se describe y establece claramente los siguiente:

(i)	La participación en el Plan no constituye un derecho adquirido;

(ii)	El plan y la participación en el mismo, son ofrecidos por la Compañía de manera totalmente discrecional;

(iii)	La participación en el Plan es voluntaria; y

(iv)	La Compañía, y cualquier Sociedad controladora, Subsidiaria o Filiales no son responsables por ningún decremento en el valor de las Acciones.

Constancia de aceptación de la ley laboral y declaración de la política. Al aceptar las Opciones, usted reconoce expresamente que la Compañía, es la única responsable de la administración del Plan, y que su participación en el Plan y la adquisición de las acciones comunes no constituyen una relación de trabajo entre usted y la Compañía dado que usted participa en el Plan de manera completamente comercial y el único empleador que tiene es Perrigo de México, S.A. de C.V. (« Perrigo de Mexico »). Con base en lo anterior, usted reconoce expresamente que el Plan y los beneficios que usted pueda obtener de la participación en el Plan, no establecen ningún derecho entre usted y su empleador Perrigo de México y no forman parte de las condiciones de trabajo ni de las prestaciones ofrecidas por Perrigo de México y cualquier modificación del Plan o la terminación de éste, no constituyen un cambio o deterioro de los términos y condiciones de su trabajo.

Además, usted comprende que su participación en el Plan es el resultado de una decisión unilateral y discrecional de la Compañía; por lo tanto, la Compañía se reserva el derecho absoluto de modificar y/o interrumpir la participación de usted en cualquier momento sin ninguna responsabilidad para usted.

Finalmente, usted declara que no se reserva ninguna acción o derecho de presentar algún reclamo o demanda en contra de la Compañía por compensación, daño o perjuicio alguno como resultado de su participación en el Plan, en consecuencia, otorga el más amplio finiquito al Empleador, así como a la Compañía, a su Sociedad controladora, Subsidiaria o Filiales con respecto a cualquier demanda que pudiera originarse en virtud del Plan.

Netherlands

Notifications

Insider-Trading Notification. Dutch insider-trading rules prohibit you from effectuating certain transactions involving shares if you have inside information about the Company. If you are uncertain whether the insider-trading rules apply to you, you should consult your personal legal advisor.

Norway

No country specific provisions.

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Poland

Terms and Conditions

Consent to Receive Information in English. By accepting the Option, you confirm having read and understood the Plan and the Agreement, which were provided in the English language. You accept the terms of those documents accordingly.

Notifications

Exchange Control Information. If you hold foreign securities (including shares) and maintain accounts abroad, you may be required to file certain reports with the National Bank of Poland. Specifically, if the value of securities and cash held in such foreign accounts exceeds PLN 7,000,000 at the end of the year, you must file reports on the transactions and balances of the accounts on a quarterly basis by the 26th day of the month following the end of each quarter and an annual report by no later than January 30 of the following calendar year. Such reports are filed on special forms available on the website of the National Bank of Poland.

If at the end of the year you did not reach the given threshold but in the next year, at the end of a calendar quarter, you reach the threshold, you are obliged to submit the appropriate form to NBP for this quarter and each of the following quarters of this calendar year (within 26 days from the end of each calendar quarter). Such reports are filed on special forms available on the website of the National Bank of Poland.

Additionally, if you are a Polish citizen and you transfer funds abroad in excess of the PLN equivalent of €15,000, the transfer must be made through an authorized bank, a payment institution or an electronic money institution authorized to render payment services.

Furthermore, at the banks’ request, you may be required to inform eligible banks, within the meaning of the Foreign Exchange Act, about all foreign exchange transactions performed through them.

You are also required to retain the documents connected with foreign exchange transactions for a period of five years, as measured from the end of the year in which such transaction occurred.

Portugal

Terms and Conditions

Language Consent. You hereby expressly declare that you have full knowledge of the English language and have read, understood and fully accepted and agreed with the terms and conditions established in the Plan and Award Agreement.

Conhecimento da Lingua. O Contratado, pelo presente instrumento, declara expressamente que tem pleno conhecimento da língua inglesa e que leu, compreendeu e livremente aceitou e concordou com os termos e condições estabelecidas no Plano e no Acordo de Atribuição (Award Agreement em inglês).

(Employee Univ NQSO)	Page 21 of 25

Notifications

Exchange Control Information. If you receive shares upon exercise, the acquisition of the shares should be reported to the Banco de Portugal, for statistical purposes, if you perform economic, financial, or foreign exchange operations, and the volume of activity is greater than EUR 100,000. If the shares are deposited with a commercial bank or financial intermediary in Portugal, such bank or financial intermediary will submit the report on your behalf. If the shares are not deposited with a commercial bank or financial intermediary in Portugal, you are responsible for submitting the report to the Banco de Portugal.

Romania

Notifications

Exchange Control Information. If you acquire more than 10% of the share capital in a foreign entity, the acquisition is required to be reported to the National Bank of Romania (“NBR”) for statistical purposes. You should consult your personal advisor to determine whether you will be required to submit such documentation to the NBR.

Insider-Trading Notification. Romanian insider-trading rules prohibit you from effectuating certain transactions involving shares if you have inside information about the Company. If you are uncertain whether the insider-trading rules apply to you, you should consult your personal legal advisor.

Serbia

No country specific provisions.

Slovakia

No country specific provisions.

Slovenia

No country specific provisions.

South Africa

Terms and Conditions

Tax Information. By accepting the Option, you agree that, immediately upon exercise of the Option, you may need to notify your employer of the amount of any gain realized. If you fail to advise your employer of the gain realized upon exercise, you may be liable for a fine. You will be solely responsible for paying any difference between the actual tax liability and the amount withheld by your employer. It is recommended that you consult with your personal tax advisor with respect to your requirements.

Notifications

Exchange Control Information. You are required to obtain approval from the exchange control authorities to participate in the Plan. You are strongly advised to consult your personal advisor prior to exercising your Option to ensure compliance with current regulations.

(Employee Univ NQSO)	Page 22 of 25

Spain

Terms and Conditions

No Entitlement for Claims or Compensation. By accepting the Option, you consent to participation in the Plan, and acknowledge that you have received a copy of the Plan document. You understand that the Company has unilaterally, gratuitously and in its sole discretion decided to make awards of Options under the Plan to individuals who may be employees, consultants and directors throughout the world. The decision is limited and entered into based upon the express assumption and condition that any Option will not economically or otherwise bind the Company or any Parent, Subsidiary or Affiliate, including your employer, on an ongoing basis, other than as expressly set forth in the Agreement. Consequently, you understand that the Award is given on the assumption and condition that the Option shall not become part of any employment contract (whether with the Company or any Parent, Subsidiary or Affiliate, including your employer) and shall not be considered a mandatory benefit, salary for any purpose (including severance compensation) or any other right whatsoever. Furthermore, you understand and freely accept that there is no guarantee that any benefit whatsoever shall arise from the award, which is gratuitous and discretionary, since the future value of the Option and the underlying shares is unknown and unpredictable. You also understand that this Award would not be made but for the assumptions and conditions set forth hereinabove; thus, you understand, acknowledge and freely accept that, should any or all of the assumptions be mistaken or any of the conditions not be met for any reason, the Award, the Option and any right to the underlying shares shall be null and void.

Notifications

Exchange Control Information. You must declare the acquisition, ownership and disposition of stock in a foreign company (including shares of Stock acquired under the Plan) to the Spanish Dirección General de Comercio e Inversiones (the “DGCI”), the Bureau for Commerce and Investments, which is a department of the Ministry of Economy and Competitiveness, for statistical purposes. Generally, the declaration must be made in January for Ordinary Shares acquired or sold during (or owned as of December 31 of) the prior year; however, if the value of shares acquired or sold exceeds €1,502,530 (or you hold 10% or more of the shares capital of the Company or such other amount that would entitle you to join the Company’s board of directors), the declaration must be filed within one month of the acquisition or sale, as applicable.

Additionally, you may be required to declare electronically to the Bank of Spain any securities accounts (including brokerage accounts held abroad), any foreign instruments (e.g., Ordinary Shares) and any transactions with non-Spanish residents (including any payments of cash or shares made to you by the Company) if the balances in such accounts together with the value of such instruments as of December 31, or the volume of transactions with non-Spanish residents during the prior or current year, exceeds €1,000,000. Generally, you will only be required to report on an annual basis (by January 20 of each year). Note that if the value is less than €1,000,000, there is only an obligation to declare this information to the Bank of Spain upon request from the Bank of Spain, in which case the deadline is two months since the request is received.

When receiving foreign currency payments derived from the ownership of Ordinary Shares (i.e., dividends or sale proceeds), you must inform the financial institution receiving the payment of the

(Employee Univ NQSO)	Page 23 of 25

basis upon which such payment is made. Should amounts exceed €12,500, you will need to provide the following information to the Spanish Registered Entity: (i) your name, address, and fiscal identification number; (ii) the name and corporate domicile of the Company; (iii) the amount of the payment and the currency used; (iv) the country of origin; (v) the reasons for the payment; and (vi) further information that may be required. Exceptions to this rule are when you move funds through a Spanish resident bank account opened abroad, or when collections and payments are carried out in cash. These exceptions, however, are subject to their own reporting requirements.

Tax Information. If you hold assets or rights outside of Spain (including shares), you may have to file an informational tax report, Form 720, with the tax authorities declaring such ownership by March 31st of the following year. Generally, this reporting obligation is based on the value of those rights and assets as of December 31 and has a threshold of €50,000 per type group of asset (one type of group being Securities, rights, insurance policies and income located abroad). . Please note that reporting requirements are based on what you have previously disclosed and the increase in value of such and the total value of certain groups of foreign assets. Also, the thresholds for annual filing requirements may change each year. Therefore, you should consult your personal advisor regarding whether you will be required to file an informational tax report for asset and rights that you hold abroad.

Sweden

Terms and Conditions

The following shall apply in addition to what is set out under section 2.14 of the Agreement:

Forfeiture of entitlements under the Plan in case of termination shall apply in case of termination of employment regardless of whether such termination of employment may be justified under Swedish employment protection legislation, and regardless of whether such termination may be challenged by you, and regardless of whether such termination is invalidated by verdict or a court order.

Switzerland

Notifications

The RSUs and the issuance of any Ordinary Shares thereunder is not intended to be publicly offered in or from Switzerland. Neither this Award Agreement nor any other materials relating to the Award (1) constitute a prospectus as such term is understood pursuant to article 652a of the Swiss Code of Obligations, (2) may be publicly distributed nor otherwise made publicly available in Switzerland, or (3) have been or will be filed with, approved or supervised by any Swiss regulatory authority (in particular, the Swiss Financial Market Supervisory Authority (FINMA)).

(Employee Univ NQSO)	Page 24 of 25

Turkey

Notifications

Securitities Law Informations. Under Turkish law, you are not permitted to sell Ordinary Shares acquired under the Plan in Turkey. The Ordinary Shares are currently traded on the Nasdaq Global Select Market, which is located outside of Turkey, under the ticker symbol “PRGO” and the Ordinary Shares may be sold through this exchange.

Ukraine

Notifications

Exchange Control Information. You may be required to obtain a license for obtaining shares of a foreign company from the National Bank of Ukraine (NBU). You are strongly encouraged to consult a personal advisor to ensure compliance with the exchange control restrictions prior to exercising your Option.

Terms and Conditions

The Award will be outside the scope of your employment or service contract (if any) and as such will not constitute a part of your compensation package under the respective employment or service contract.

United Kingdom

Terms and Conditions

Income Tax and National Insurance Contribution Withholding. The following provision supplements the terms in the Agreement:

If payment or withholding of the income tax due in connection with the Option is not made within ninety (90) days of the end of the U.K. tax year in which the event giving rise to the income tax liability or such other period specified in Section 222(1)(c) of the U.K. Income Tax (Earnings and Pensions) Act 2003 occurred (the “Due Date”), the amount of any uncollected income tax shall constitute a loan owed by you to your employer, effective as of the Due Date. You agree that the loan will bear interest at the then-current official rate of Her Majesty’s Revenue & Customs (“HMRC”), it shall be immediately due and repayable, and the Company or your employer may recover it at any time thereafter by any of the means referred to in Section 2.7 of the Agreement.

Notwithstanding the foregoing, if you are a director or executive officer of the Company (within the meaning of Section 13(k) of the U.S. Securities and Exchange Act of 1934, as amended), you will not be eligible for a loan from the Company or your employer to cover the income tax liability. In the event that you are a director or executive officer and the income tax is not collected from or paid by the Due Date, the amount of any uncollected income tax will constitute a benefit to you on which additional income tax and national insurance contributions (“NICs”) will be payable. You will be responsible for reporting any income tax for reimbursing the Company or your employer the value of any employee NICs due on this additional benefit.

*    *    *    *    *

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